                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

               ANALYSTS INTERNATIONAL CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
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           (5)  Total fee paid:
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/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
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                ----------------------------------------------------------
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                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                             LOOK AHEAD

2000 ANNUAL MEETING
OF SHAREHOLDERS









                    NOTICE OF ANNUAL MEETING
                              AND
                        PROXY STATEMENT










                            ANALYSTS
                          INTERNATIONAL

                               TABLE OF CONTENTS

SECTION                                                         PAGE
-------                                                       --------
Notice of Annual Meeting....................................      1

Proposal Number One: Election of Directors..................      2
    Nominees................................................      2
    Board Committees and Compensation.......................      4
    Ownership of Company Common Shares by Management........      5

Proposal Number Two: Appointment of Auditors................      6

Executive Compensation......................................      7
    Compensation Committee Report...........................      7
    Summary Compensation Table..............................      9
    Options.................................................     10
    Other Arrangements......................................     10
    Stock Performance Graph.................................     12

Other Information...........................................     13
    Other Business..........................................     13
    Voting at the Meeting...................................     13
    Principal Shareholders..................................     14
    Solicitation of Proxies.................................     15
    2001 Shareholder Proposals..............................     15

Our 2000 Annual Report is enclosed.

Your vote is important. You can vote in person at the meeting. If you are unable to attend, you can vote by Internet, telephone or proxy card. See "Voting at the Meeting" on page 13 for details.

                                     [LOGO]

 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

 ------------------------------------------------------------------------------

Time...........................  3:00 p.m. on Wednesday, November 1, 2000

Place..........................  Edina Country Club
                                 5100 Wooddale Avenue
                                 Edina, Minnesota 55424

Items of Business..............  1.   To elect seven members to the Board of Directors.

                                 2.   To ratify the appointment of Deloitte & Touche LLP as
                                      independent auditors to examine the Company's accounts
                                      for the year ending June 30, 2001.

                                 3.   To transact such other business as may properly come
                                      before the Annual Meeting or any adjournment or
                                      postponement.

Record Date....................  You can vote if you were a shareholder of record on
                                 September 5, 2000.

Thomas R. Mahler
Secretary
September 20, 2000
(approximate date of mailing)

                              PROPOSAL NUMBER ONE
                  ELECTION OF DIRECTORS FOR A TERM OF ONE YEAR

NOMINEES

The Board proposes the election of the following persons as directors of the Company for a term of one year. Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board may recommend.

--------------------------------------------------------------------------------

                          VICTOR C. BENDA, 69,
[PHOTO] is retired President and Chief Operating Officer of the Company. He has been a director since 1970.

--------------------------------------------------------------------------------

                          WILLIS K. DRAKE, 77,
[PHOTO]                   is retired Chairman of the Board of Data Card Corporation, a manufacturer of embossing and encoding equipment. He is a
                          member of the Audit and Compensation Committees. Mr. Drake is also a director of Unimax Systems Corporation and Riede
                          Systems. He became an Analysts International director in
                          1982.

--------------------------------------------------------------------------------

                          FREDERICK W. LANG, 75,
[PHOTO]                   is the Company's Chairman and Chief Executive Officer. He
                          has been a director since 1966.

--------------------------------------------------------------------------------

                          MICHAEL J. LAVELLE, 60,
[PHOTO]                   is the Company's President and Chief Operating Officer. He
                          has been employed by the company since 1989. He has served as the Company's Southern Region Vice President and Senior
                          Vice President of Operations prior to being named President and Chief Operating Officer in 1999. Mr. LaVelle was
                          appointed a director in June 2000 when the Board increased the number of directorships from six to seven. He is also a director of CDXC Corporation and Chairman of the Board of
                          Analysts International's subsidiary, Sequoia NET.com, Inc.

--------------------------------------------------------------------------------

                          MARGARET A. LOFTUS, 56,
[PHOTO]                   is a Principal in Loftus Brown-Wescott, Inc., business
                          consultants, and also served as Vice President-Software for
                          Cray Research, Inc. She is a director of Datalink
                          Corporation and is Board Chair of Unimax Systems Corpora-
                          tion. Ms. Loftus has been an Analysts International director since 1993. She is a member of the Audit Committee.

--------------------------------------------------------------------------------

                          EDWARD M. MAHONEY, 70,
[PHOTO]                   is retired Chairman and Chief Executive Officer of Fortis
                          Advisers, Inc., an investment advisor, and Fortis Investors,
                          Inc., a broker-dealer. He is also a former director of the eleven Fortis mutual fund companies. Mr. Mahoney has been an
                          Analysts International director since 1980. He is Chairman of the Compensation Committee and the Audit Committee.

--------------------------------------------------------------------------------

                          ROBB L. PRINCE, 59,
[PHOTO]                   is a financial consultant and former Vice President and
                          Treasurer of Jostens Inc., a school products and recognition company. He is also a director of the eleven mutual fund
                          companies managed by Fortis Advisers, Inc. Mr. Prince became an Analysts International director in 1994. He is a member of the Compensation Committee.

--------------------------------------------------------------------------------

BOARD COMMITTEES AND COMPENSATION

The two standing committees of the Board of Directors are the Audit Committee and the Compensation Committee.

The Audit Committee, which is made up entirely of non-employee Directors, held two meetings during the fiscal year and consulted with one another on Committee matters between meetings. The Committee's purpose is to oversee the Company's accounting and financial reporting policies and practices and to assist the Board of Directors in fulfilling its fiduciary and corporate accountability responsibilities. Its responsibilities include selecting the Company's independent certified public accountants, reviewing and approving the scope of the annual audit as proposed by the independent certified public accountants, reviewing the results of the annual audit, and considering recommendations of the independent certified public accountants regarding the Company's system of internal accounting controls and financial reporting. The Company's independent certified public accountants always have direct access to Audit Committee members.

The Compensation Committee, which also is made up entirely of non-employee directors, held one meeting during the fiscal year, took action on stock option grants at regular board meetings, and consulted with one another on Committee matters during the year. The Committee's purpose is to monitor management compensation for consistency with corporate objectives and shareholders' interests. It approves the annual salaries and incentive plans for executive officers, monitors and administers retirement plans for executive officers, grants options under the Company's employee stock option plans, and oversees and monitors compensation plans for other key management positions.

The Board of Directors does not have a nominating committee.

During the fiscal year, there were six regular meetings of the Board of Directors; combined attendance of incumbent directors at meetings of the Board of Directors and of standing committees exceeded 96%.

Directors who are not officers or employees of the Company each received a quarterly fee of $4,000, fees of $800 for each Board of Directors meeting attended and $600 for each committee meeting attended, and an option grant for 6,000 shares of common stock of the Company at an exercise price of $12.063 per share on January 3, 2000, pursuant to the 1996 Stock Option Plan for Non-Employee Directors. Under the Stock Option Plan, each outside director receives an annual grant of options to purchase 6,000 shares of Analysts International common stock. The exercise price of the options is the fair market value of Analysts International common stock on the date of grant, and each option has a term of ten years and becomes exercisable in four equal installments commencing on the first anniversary of the date of grant and continuing for the three successive anniversaries thereafter. In the event of the retirement (as defined in the Plan) or death of an outside director, all options granted to such director shall become immediately exercisable.

OWNERSHIP OF COMPANY COMMON SHARES BY MANAGEMENT

The following table shows shares of Analysts International common stock beneficially owned by the Company's directors and executive officers as of September 5, 2000:

                                                                             ACQUIRABLE
                                                             COMMON SHARES   WITHIN 60      TOTAL
        NAME                                                   OWNED(1)       DAYS(2)     OWNERSHIP
        Victor C. Benda(3)                                     1,132,618        20,882    1,153,500
        Marti Charpentier                                         30,210        21,820       52,030
        Willis K. Drake                                           46,599         9,000       55,599
        Frederick W. Lang                                        468,364       101,835      570,199
        Michael J. LaVelle                                        15,750        37,758       53,508
        Margaret A. Loftus                                         5,550         9,000       14,550
        Thomas R. Mahler                                          89,252        29,923      119,175
        Edward M. Mahoney                                         18,051         9,000       27,051
        Robb Prince                                                5,475         9,000       14,475
        Sarah P. Spiess                                           88,827        78,000      166,829
                                                                                          ---------
        All Directors and Executive Officers                                              2,226,914(4)

(1) Except as otherwise indicated, each person possesses sole voting and investment power over the shares shown above.

(2) Shares that can be purchased under an Analysts International stock option plan.

(3) Mr. Benda has shared voting power and shared investment power over 313,425 shares indicated in the amount shown as beneficially owned by him.

(4) Total ownership by management is 9.7% of the outstanding shares. Mr. Benda owns 5.0% of the total outstanding shares, and Mr. Lang owns 2.5% of the total shares. No other executive officer or director owns more than 1% of the total outstanding shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES.

                              PROPOSAL NUMBER TWO
                            APPOINTMENT OF AUDITORS

Unless otherwise directed by the shareholders, shares represented by proxy at the Annual Meeting will be voted in favor of ratification of the appointment of the firm of Deloitte & Touche LLP to examine the accounts of the Company for the year ending June 30, 2001. Management believes that neither Deloitte &
Touche LLP nor any of its partners presently has or has held within the past three years any direct or indirect interest in the Company. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

The Compensation Committee of the Board of Directors administers the Company's executive compensation program. The Compensation Committee, consisting of three non-employee directors, meets formally and consults informally during the year. A more complete description of the functions of the Compensation Committee is set forth above under the caption "Board Committees and Compensation."

    COMPENSATION PHILOSOPHY AND OBJECTIVES. The Company's executive compensation philosophy is to pay for performance. The objectives of the Company's executive compensation program are to:

/ / Provide compensation that enables the Company to attract and retain key executives.

/ /   Reward the achievement of desired Company performance goals.

/ / Align the interest of the Company's executives to shareholder return through long-term opportunities for stock ownership.

The executive compensation program provides an overall level of compensation opportunity that the Compensation Committee believes, in its judgment and experience, is competitive with other companies of comparable size and complexity. Actual compensation levels may be greater or less than compensation levels at other companies based upon annual and long-term Company performance as well as individual performance. The Compensation Committee uses its discretion to establish executive compensation at levels in its judgment are warranted by external or internal factors as well as an executive's individual circumstances. In arriving at what it considers appropriate levels and components of compensation, the Compensation Committee from time to time utilizes industry compensation data provided by Watson Wyatt Worldwide, a nationally recognized compensation consulting firm.

    EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, annual cash bonus incentives and long-term incentives in the form of stock options. The particular elements of the compensation program are discussed more fully below.

    BASE SALARY. Base pay levels of executives are determined by the potential impact of the individual on the Company and its performance, the skills and experience required by the position, salaries paid by other companies for comparable positions and personal and corporate development goals and the overall performance of the Company. Base salaries for executives are maintained at levels that the Compensation Committee believes, based on its own judgment and experience, are competitive with other companies of comparable size and complexity.

    ANNUAL CASH BONUS INCENTIVES. The Compensation Committee emphasizes annual cash bonus incentives as a means of rewarding executives for significant Company and individual performance. Prior to the beginning of each fiscal year, the Compensation Committee establishes objective performance criteria for incentive compensation for each executive officer, taking into account business conditions and profit projections for the coming year. Incentive compensation for each executive officer is based on attainment of the performance criteria so established. Performance criteria for each of the past three fiscal years for Mr. Lang, CEO of the Company, Mr. LaVelle, Ms. Spiess, Mr. Mahler, and Mr. Charpentier have been based on the Company's attainment of specified pre-tax profit objectives.

The Compensation Committee believes that this incentive arrangement creates a direct relationship between the most important measure of Company performance--profit--and executive compensation.

    LONG-TERM INCENTIVES. Long-term incentives are provided in the form of stock options. The Committee and the Board of Directors believe the management's ownership of a significant equity interest in the Company is a major incentive in building shareholder wealth and aligning the long-term interests of management and shareholders. Stock options, therefore, are granted at the market value of the common shares on date of grant and typically vest in installments of 25% per year beginning one year after grant. The value received by the executive from an option granted depends completely on increases in the market price of the Company's common shares over the option exercises price. Consequently, the value of the compensation is aligned directly with increases in shareholder value. Grants of stock options are made by the Compensation Committee based upon the executive's contribution toward Company performance and expected contribution toward meeting the Company's long-term strategic goals.

    TAX DEDUCTIBILITY CONSIDERATIONS. Deductibility of compensation paid to the Company's executive officers is limited to $1 million per executive, except for certain "performance-based" compensation as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee has been advised that compensation attributable to stock options granted under plans approved by shareholders will qualify as performance-based compensation. For 2001, compensation in the form of salary and cash bonus incentives will not exceed the limit and therefore will be fully deductible, and the Committee does not anticipate that compensation in these forms for any individual executive officer will exceed the deductibility limit in the foreseeable future. The Committee will take appropriate action to preserve the deductibility of executive compensation at such future time as it deems necessary.

E.M. Mahoney, Chair
W.K. Drake
R.L. Prince
MEMBERS OF THE COMPENSATION COMMITTEE

                           SUMMARY COMPENSATION TABLE

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the four other executive officers of the Company.

                                                            ANNUAL COMPENSATION
                                                                                          LONG-TERM
                                                                                        COMPENSATION       ALL OTHER
             NAME AND PRINCIPAL POSITION                 YEAR      SALARY    BONUS(1)    OPTIONS(#)     COMPENSATION(2)
 F.W. Lang                                               2000     $376,000   $ -0-         43,869           $6,542
 Chairman & Chief                                        1999     $362,000   $189,777      -0-              $6,542
 Executive Officer                                       1998     $348,000   $348,000      -0-              $6,542

 M.J. LaVelle                                            2000     $260,000   $ -0-         65,000           $1,980
 President & Chief                                       1999     $173,000   $127,000      23,000           $  -0-
 Operating Officer                                       1998     $166,000   $156,000       1,673           $  -0-

 S.P. Spiess                                             2000     $259,000   $ -0-         21,000           $2,250
 Executive Vice President                                1999     $248,800   $100,241      20,000           $2,250
                                                         1998     $239,200   $239,200      -0-              $2,250

 T.R. Mahler                                             2000     $196,000   $ -0-         15,000           $1,440
 Secretary and General Counsel                           1999     $188,800   $ 49,467      15,000           $1,440
                                                         1998     $181,500   $108,900       4,120           $1,440

 M.R. Charpentier                                        2000     $152,000   $ -0-         20,000           $  779
 Vice President--Finance                                 1999     $120,000   $ 70,000       9,500           $  779
                                                         1998     $103,000   $ 35,000      10,714           $  779

----------------
(1) Represents amounts paid with respect to the fiscal years shown under the incentive compensation plans described herein.

(2) Represents life insurance premiums paid for each executive.

OPTIONS

The following tables show certain information regarding stock options granted during fiscal 2000 to the Company's executive officers, the number of options exercised by them during the fiscal year and the number and value of options unexercised at fiscal year end.

                  AGGREGATED OPTION GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                                                               VALUE(2)
                                                   % OF TOTAL
                                                    OPTIONS
                                      NUMBER OF     GRANTED
                                       OPTIONS     IN FISCAL    EXERCISE    EXPIRATION
               NAME                   GRANTED(1)      YEAR        PRICE        DATE         5%         10%
 F.W. Lang                              43,869        6.75%      $10.57      6/21/10     $291,498   $  738,749

 M.J. LaVelle                           65,000       10.01%      $12.32      6/21/10     $503,692   $1,276,475

 S.P. Spiess                            21,000        3.23%      $ 9.15      6/21/10     $120,855   $  306,286

 T.R. Mahler                            15,000        2.31%      $ 9.45      6/21/10     $ 89,020   $  225,606

 M.R. Charpentier                       20,000        3.08%      $10.12      6/21/10     $127,341   $  322,722

-------------
(1) All options were granted at an exercise price equal to the fair market value on the date of grant. The grants provide that the options are not exercisable during the first year after the grant, and thereafter become exercisable at the rate of 25% per year for each of the next four years.

(2) The dollar amounts under these columns are the result of calculations at 5% and 10% rates required by rules of the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUE

                                                                                                VALUE OF UNEXERCISED
                                                                   UNEXERCISED SHARES            IN-THE-MONEY SHARES
                                   SHARES
                                  ACQUIRED         VALUE
             NAME                ON EXERCISE     REALIZED      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
 F.W. Lang                          30,000       $169,282        101,835         50,837          $-0-          $  -0-
 M.J. LaVelle                        3,000       $  6,862         26,839         87,585          $-0-          $  -0-
 S.P. Spiess                         8,250       $ 10,579         75,500         58,500          $-0-          $5,250
 T.R. Mahler                           -0-       $    -0-         27,792         30,814          $-0-          $  -0-
 M.R. Charpentier                      -0-       $    -0-         18,035         33,414          $-0-          $  -0-
                                    ------       --------        -------        -------          ----          ------
 GRAND TOTAL:                       42,250       $186,723        250,001        261,150          $-0-          $5,250

OTHER ARRANGEMENTS

    EMPLOYMENT CONTRACTS. Agreements with the Company's executive officers provide that, following a change in control, the Company will (i) continue their employment for 36 months without reduction in compensation or benefits and

(ii) provide them with a severance payment should the Company terminate their employment during the 36 months. The amount of the severance payment would be
2.99 times annualized compensation. Other agreements provide that they are entitled to receive incentive compensation under their incentive compensation plans described above for the balance of the fiscal year in the event of a change in control.

    SENIOR EXECUTIVE RETIREMENT PLANS. Three of the Company's executive officers are eligible for retirement benefits under an executive retirement plan, which provides for an annual payment at normal retirement age equal to 60% of average cash compensation for Mr. Lang (subject to a cap of $300,000 per year), 45% for Ms. Spiess and 30% for Mr. Mahler for the highest five years of the last ten years of employment. Mr. LaVelle is eligible for retirement benefits under an executive retirement plan which provides for an annual payment at normal retirement age equal to 45% of average monthly compensation times years of service divided by 20. Mr. Charpentier is eligible for retirement benefits under a retirement plan, which provides for an annual payment of $40,000. The benefit for each plan is payable for fifteen years in the case of retirement after age
65. Estimated annual benefits payable to Mr. Lang, Mr. LaVelle, Ms. Spiess and Mr. Mahler under these plans following retirement at age 65 (age 72 for Mr. Lang) are $300,000, $79,000, $163,208, and $74,026, respectively. A trust agreement has been entered into with Norwest Bank Minnesota, N.A., as trustee, under which the trustee is to hold the assets required to fund the plans for Mr. Lang, Mr. LaVelle, Ms. Spiess and Mr. Mahler and make the required distributions.

STOCK PERFORMANCE GRAPH

The following graph compares the Company's five-year cumulative total return to the NASDAQ Index and a peer group index selected by the Company over a five-year period beginning July 1, 1995 and ending June 30, 2000. The total shareholder return assumes $100 invested at the beginning of the period in Analysts International Common Stock and in each of the foregoing indices. It also assumes reinvestment of all dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      ANALYSTS INTERNATIONAL CO  S&P 500  PEER GROUP
1995                    $100.00  $100.00     $100.00
1996                    $164.59  $126.00     $190.45
1997                    $266.35  $169.72     $317.08
1998                    $341.90  $220.91     $521.12
1999                    $177.44  $271.18     $227.15
2000                    $118.74  $290.84     $182.12

ASSUMES INITIAL INVESTMENT OF $100
* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

The peer group index reflects the stock performance of the following publicly traded companies in the Company's industry: American Management Systems, Computer Data Systems, Inc., Computer Horizons, Computer Sciences, Computer Task Group, and Keane Inc.

                               OTHER INFORMATION

OTHER BUSINESS

The two proposals that have been properly submitted for action by shareholders at the Annual Meeting are as listed in the Notice of Annual Meeting of Shareholders. Management is not aware of any other items of business which will be presented for shareholder action at the Annual Meeting. Should any other matters properly come before the meeting for action by shareholders, the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

VOTING AT THE MEETING

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of proxies in the accompanying form. Shares will be voted in the manner directed by the shareholders through their proxies, Internet voting or telephone voting. As of the record date, there were 22,606,826 shares of common stock outstanding and entitled to be voted. Each share is entitled to one vote. Cumulative voting is not permitted.

Proxy cards that are signed by shareholders but lack any such specification will be voted in favor of the proposals as set forth herein. A shareholder giving a proxy may revoke it at any time before it is exercised by (a) delivering to the Secretary of the Company, at or prior to the meeting, a later dated duly executed proxy relating to the same shares, or (b) delivering to the Secretary of the Company, at or prior to the meeting, a written notice of revocation bearing a later date than the proxy. Any written notice or proxy revoking a proxy should be sent to Analysts International Corporation, 3601 West 76(th) Street, Minneapolis, Minnesota 55435, Attention: Thomas R. Mahler, Secretary.

Alternatively, in lieu of returning signed proxy cards, shareholders of record can vote their shares over the Internet or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to provide their voting instructions, and to confirm that their instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. The proxy card covers the number of shares to be voted, including any shares held for those who own shares of Company Common Stock through the Analysts International Savings and Investment Plan.

The enclosed proxy card also serves as a voting instruction to the Trustee of the Savings and Investment Plan for Company shares held in the Plan as of the record date, provided that instructions are furnished over the Internet or by telephone by October 31, 2000, or that the card is signed, returned, and received by October 25, 2000. If instructions are not received over the Internet or by telephone by October 31, 2000, or if the signed proxy card is not returned and received by October 25, 2000, the shares in the Plan will be voted by the Trustee in proportion to the shares for which the Trustee timely receives voting instructions.

Directors will be elected by a favorable vote of a plurality of the common shares cast with respect to the election of directions. The affirmative vote of a majority of the common shares represented in person or by proxy at the meeting is required for the ratification of the appointment of auditors.

All shares voted by proxy, including abstentions, will be counted in determining whether a quorum is present at the meeting. Abstentions and broker non-votes will not affect the two proposals to be acted upon at the meeting.

PRINCIPAL SHAREHOLDERS

The table below sets forth certain information as to each person or entity known to the Company to be the beneficial owner of more than 5% of the Company's common stock:

                                                                                     NUMBER OF SHARES    PERCENT
                                                                                       BENEFICIALLY         OF
                       NAME AND ADDRESS OF BENEFICIAL OWNER                               OWNED           CLASS
                       T. Rowe Price Associates, Inc.                               1,781,400(1)            7.9%
                       100 East Pratt Street
                       Baltimore, MD 21202

                       Richard Born                                                 1,313,400(2)            5.8%
                       1535 Bohns Point Road
                       Orono, MN 55391

                       Neuberger Berman, LLC                                        1,279,609(3)            5.7%
                       605 Third Avenue
                       New York, NY 10158

                       V.C. Benda                                                   1,153,500(4)            5.0%
                       3601 W. 76(th) Street
                       Minneapolis, MN 55435

(1) As reported in its Schedule 13G dated February 12, 2000, T. Rowe Price Associates, Inc. has sole voting power over 402,600 shares and has sole dispositive power over 1,781,400 shares. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2) As reported in his Schedule 13G dated June 6, 2000, Mr. Born has sole voting power over 1,313,400 shares.

(3) As reported in its Schedule 13G dated January 28, 2000, Neuberger Berman, LLC has sole voting power over 480,909 shares, shared voting power over 798,700 shares and shared dispositive power over 1,279,609 shares. These securities are owned by various individual and institutional investors which Neuberger Berman, LLC serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Neuberger Berman, LLC is deemed to be a beneficial owner of such securities; however, Neuberger Berman, LLC expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4) See "Ownership of Company Common Stock by Management" for further information.

SOLICITATION OF PROXIES

Expenses in connection with the solicitation of proxies will be paid by the Company. Solicitation will be conducted primarily by mail, and, in addition, directors, officers and employees of the Company may solicit proxies personally, by telephone or by mail at no additional compensation to them. The Company will reimburse brokerage houses and other custodians for their reasonable expenses in forwarding proxy materials to beneficial owners of common stock. The Company has retained D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, to assist with solicitation of proxies from brokerage houses and other custodians who are record holders of shares owned beneficially by others, the estimated cost of which is $4,500 plus out-of-pocket expenses.

2001 SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2001 Annual Meeting must be submitted to the Company in appropriate written form on or before May 22, 2001 for inclusion in the proxy statement and proxy card for that meeting. Proxies solicited by Management for the Company's 2001 Annual Meeting will be voted at the Company's discretion on matters which properly come before the 2001 Annual Meeting but with respect to which the Company did not have notice on or before August 9, 2001.

By Order of the Board of Directors

/s/ Thomas R. Mahler

Thomas R. Mahler
SECRETARY

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS THEREON AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                       ANALYSTS INTERNATIONAL CORPORATION
                 PROXY FOR 2000 ANNUAL MEETING OF SHAREHOLDERS
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned, revoking all prior proxies, hereby appoints F. W. Lang and C.M. Davenport or either one of them with full power of substitution, as proxy or proxies, to vote all Common Shares of Analysts International Corporation of the undersigned at the Annual Meeting of Shareholders on November 1, 2000 and at all adjournments thereof, on the following matters:

1.   ELECTION OF DIRECTORS   / / FOR all nominees listed below         / / WITHHOLD
                             (except as marked to the contrary         AUTHORITY
                             below)                                    to vote for all
                                                                       nominees listed
                                                                       below

    V. C. Benda, W. K. Drake, F. W. Lang, M. J. LaVelle, M. A. Loftus, E. M.
                           Mahoney, and R. L. Prince

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. RATIFICATION OF THE
   APPOINTMENT OF DELOITTE &
   TOUCHE as independent auditors
   for the year ending June 30,
   2001.
                     / /  FOR                     / /  AGAINST                     / /  ABSTAIN

3. In their discretion, upon such
   other matters as may properly
   come before the meeting or any
   adjournment thereof.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ABOVE MATTERS.

    Please complete, sign and mail this Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

                                              Dated ______________________, 2000

                                              __________________________________
                                                   Signature of Shareholder

                                              __________________________________
                                                   Signature of Shareholder

                                              (Please sign your name exactly as
                                              it appears hereon. In the case of
                                              stock held in joint tenancy, all
                                              joint tenants must sign.
                                              Fiduciaries should indicate title
                                              and authority.)